UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 18, 2021

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2021, the stockholders of Bloomin’ Brands, Inc. (the “Company”) approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors (the “Declassification Amendment”). In order to implement the Declassification Amendment, the Company filed the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 18, 2021.

As a result of the implementation of the Declassification Amendment, the classification of our Board of Directors (the “Board”) would be eliminated and all directors standing for election, commencing with the 2024 annual meeting of stockholders, will be elected for a one-year term. Directors elected by stockholders at the 2022 annual meeting will be elected for a one-year term expiring at the 2023 annual meeting, and directors elected by stockholders at the 2023 annual meeting will be elected for a one-year term expiring at the 2024 annual meeting. The entire Board will be elected annually beginning with the 2024 annual meeting of stockholders.

The foregoing summary of the Declassification Amendment and the Third Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by the full text of the Third Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 18, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 77,430,753 shares of Common Stock, representing 87.14% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The results of voting on each of the matters submitted to a vote of security holders at the Annual Meeting are as follows:

1.Stockholders elected each of the following four nominees as a director to serve for a term to expire at the 2024 Annual Meeting and until their successors have been duly elected and qualified, as set forth below.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David R. Fitzjohn	68,795,594	1,414,831	29,130	7,191,198
John P. Gainor, Jr.	70,124,829	85,589	29,137	7,191,198
John J. Mahoney	64,127,952	6,082,278	29,325	7,191,198
R. Michael Mohan	69,384,601	818,416	36,538	7,191,198

2.Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2021, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,343,657	7,049,306	37,790	—

3.Stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,984,183	25,213,635	41,737	7,191,198

4.Stockholders approved the amendments to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the Board.

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,703,175	1,473,217	63,163	7,191,198

5.Stockholders approved the non-binding stockholder proposal requesting that the Board take action to eliminate supermajority voting provisions from the Company’s Charter and bylaws.

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,519,017	5,676,105	44,433	7,191,198

6.Stockholders approved the non-binding stockholder proposal requesting that the Board issue a report outlining if and how the Company could increase efforts to reduce its total contribution to climate change.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,129,743	16,632,424	477,388	7,191,198

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	May 19, 2021	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President, Chief Legal Officer and Secretary